CONSENT OF QUALIFIED PERSON

To: **All Applicable Securities Regulatory Authorities**

And To: **Gryphon Gold Corporation**

Re: **Pre-Feasibility Study on the Borealis Gold Project**

The undersigned does hereby confirm that I am a contributing author of the report entitled "NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA, Revised and rested as at September 17, 2009" (The "**Pre-Feasibility Study**") prepared for Gryphon Gold Corporation ("**Gryphon**").

The undersigned does hereby consent to the filing with all applicable securities regulatory authorities of the Pre-Feasibility Study and to the written disclosure of the Pre-Feasibility Study and the extracts from, or summary of, or references to the Pre-Feasibility Study by Gryphon.

The undersigned does hereby confirm that I have read the press release of Gryphon dated September 18, 2009 (the "**Gryphon Disclosure**") and the Gryphon Disclosure fairly and accurately represents the information in the Pre-Feasibility Study that supports the disclosure in the Gryphon Disclosure.

Dated this day of September, 2009.

Roger C. Steininger PhD
AIPG CPG #7417